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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 2, 1998


                                 SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)

         LOUISIANA                           1-6117                          72-0296500
(State or other jurisdiction       (Commission file number)       (IRS employer identification no.)
        of  incorporation)


               1200 SMITH STREET, SUITE 2400                             77002-4486
                       HOUSTON, TEXAS
           (Address of principal executive offices)                      (Zip code)


       Registrant's telephone number, including area code: (713) 650-6200





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         ITEM 5.  OTHER EVENTS.

         On June 2, 1998, Ronald Tutor resigned from the Board of Directors of Southdown, Inc. (the "Company"). Consequently, prior to its Annual Meeting of Shareholders on June 19, 1998, the Company will amend its bylaws to reduce the number of its directors from 11 to 10. As described in the Company's Joint Proxy Statement/Prospectus for its 1998 Annual Meeting, the Company has agreed that immediately following the effective time of the proposed merger of Medusa Corporation ("Medusa") and a subsidiary of the Company it will increase the number of directors of the Company by two and place two persons who at present are directors of Medusa on the Company's Board. The Company has also agreed to nominate those persons as a Class I director and a Class III director at its 1999 Annual Meeting of Shareholders. Because Mr. Tutor had been a Class II director, nominating the persons described above to Classes I and III would at present cause the number of directors in each Class not to be as nearly equal as possible, as provided for by the Company's Restated Articles of Incorporation. The Company intends to take appropriate action prior to its 1999 Annual Meeting of Shareholders so that after that Meeting, the number of directors in each of the three Classes will be as nearly equal as possible.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 SOUTHDOWN, INC.



                                 By:   /s/ Patrick S. Bullard
                                     ---------------------------------------
                                           Patrick S. Bullard

                                 Title: Vice President -- General Counsel
                                           and Secretary





Dated: June 17, 1998